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                                                                  EXHIBIT (24)-1

                               POWER OF ATTORNEY


     WHEREAS, LG&E Energy Corp., a Kentucky corporation (the "Company"), is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance and sale of additional shares of Common Stock of the Company in connection with the Agreement and Plan of Merger, dated as of May 20, 1997, between LG&E Energy Corp. and KU Energy as authorized by the Board of Directors on May 20, 1997; and

     WHEREAS, each of the undersigned holds the office in LG&E Energy Corp. set forth opposite his or her name;

     NOW THEREFORE, each of the undersigned hereby constitutes and appoints, ROGER W. HALE and VICTOR A. STAFFIERI, and each of them, individually, his or her attorney, with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to such Registration Statement relating to the issuance and sale of additional shares of Common Stock of the Company in connection with the Agreement and Plan of Merger authorized by the Board of Directors on May 20, 1997, and to any and all amendments (including post-effective amendments) to such Registration Statement, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this day 4 June 1997.

 /s/ Roger W. Hale                     /s/ Gene P. Gardner
-----------------------------------   ----------------------------------------
Roger W. Hale, Principal              Gene P. Gardner, Director
Executive Officer and Director

 /s/ William C. Ballard, Jr.           /s/ J. David Grissom
-----------------------------------   ----------------------------------------
William C. Ballard, Jr., Director     J. David Grissom, Director

 /s/ David B. Lewis                    /s/ Anne H. McNamara
-----------------------------------   ----------------------------------------
David B. Lewis, Director              Anne H. McNamara, Director

 /s/ Owsley Brown II                   /s/ T. Ballard Morton, Jr.
-----------------------------------   ----------------------------------------
Owsley Brown II, Director             T. Ballard Morton, Jr., Director

 /s/ S. Gordon Dabney                  /s/ Donald C. Swain
-----------------------------------   ----------------------------------------
S. Gordon Dabney, Director            Donald C. Swain, Director

 /s/ Ronald L. Bittner                 /s/ Victor A. Staffieri
-----------------------------------   ----------------------------------------
Ronald L. Bittner, Director           Victor A. Staffieri,
                                      Principal Accounting and Financial Officer


COMMONWEALTH OF KENTUCKY  )
                          )  SS
COUNTY OF JEFFERSON       )


     On this 4th day of June 1997, before me, Lynette Farmer Buckman, a Notary Public, Commonwealth of Kentucky at Large, personally appeared the above named directors and officers of LG&E ENERGY CORP., a Kentucky corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and they severally acknowledged to me that they executed the same as their own free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date above set forth.

My Commission expires:  August 5, 2000



                                              /s/ Lynette Farmer Buckman
                                             ----------------------------------
                                             Notary Public, at Large
                                             Commonwealth of Kentucky